DISCOVERY, INC. REPORTS FOURTH-QUARTER AND FULL YEAR 2021 RESULTS

New York, NY – February 24, 2022: Discovery, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the quarter and year ended December 31, 2021.

David Zaslav, President and Chief Executive Officer of Discovery said, "2021 was by all measures an exceptional year for our company, in which we achieved significant operational, financial, and strategic objectives. We grew our global DTC paying subscribers to 22 million, a tailwind for our strong distribution revenue growth of 11%, while global advertising revenues grew 10% due to continued strength in our key markets and share gains. Additionally, we ended the year with nearly $4 billion of cash on hand and generated robust cash flows, supporting our ability to invest in growth initiatives. Further, the successful recent broadcast of our second Winter Olympic Games across Europe, on the heels of our first broadcast of the Summer Olympic Games, underscores one of our key differentiators: in-language and locally relevant content. All of which position us well to take advantage of the remarkable opportunities ahead for Warner Bros. Discovery, which we believe will be among the world’s most dynamic media companies.”

Zaslav continued, “We, of course, are pleased to receive unconditional clearance from the European Commission, the expiration of the HSR waiting period, and clearance from other key international markets, and AT&T having received a favorable private letter ruling from the IRS. We also filed our merger proxy earlier this month and have scheduled our stockholder meeting for March 11th. Following the vote, and assuming the deal is approved by our stockholders, we expect to be on track to close in Q2.”

Financial Highlights
•Q4 total revenues of $3,187 million increased 10%, or increased 11% ex-FX(1), compared to the prior year quarter.
–Q4 U.S. advertising revenues increased 5% and distribution revenues increased 17%; and
–Q4 International advertising revenues increased 10%, or 12% ex-FX, and distribution revenues increased 2%, or 5% ex-FX.
•Net income available to Discovery, Inc. was $38 million and $1,006 million in Q4 and the full year 2021, respectively.
•Total Adjusted OIBDA(2) was $1,137 million and $3,817 million in Q4 and the full year 2021, respectively.
•Q4 cash provided by operating activities was $884 million and free cash flow(3) was $784 million.
•Full year cash provided by operating activities was $2,798 million and free cash flow was $2,425 million, representing a 64% Adjusted OIBDA to free cash flow conversion rate.
•Ended 2021 with $3.9 billion of cash and cash equivalents, gross debt(4) of $15.4 billion, and net leverage(4) of 3.0x.

	Three Months Ended December 31,				Twelve Months Ended December 31,
Dollars in millions, except per share amounts	2021	2020	% Change	Ex-FX(1)	2021	2020	% Change	Ex-FX(1)
Total revenue	$3,187	$2,886	10%	11%	$12,191	$10,671	14%	14%
Net income available to Discovery, Inc.	$38	$271	(86)%		$1,006	$1,219	(17)%
Total Adjusted OIBDA	$1,137	$1,002	13%	15%	$3,817	$4,196	(9)%	(8)%
Diluted earnings per share	$0.08	$0.42	(81)%		$1.54	$1.81	(15)%
Cash provided by operating activities	$884	$553	60%		$2,798	$2,739	2%
Free cash flow	$784	$441	78%		$2,425	$2,337	4%

Operational Highlights
•Ended 2021 with 22 million DTC Subscribers(5), an increase of 2 million subscribers since the end of Q3.
•Generated $450 million of Next Generation Revenues(5) in Q4, and roughly $1.6 billion of Next Generation Revenues in 2021, growth of 80% versus the prior year.
•Successfully transitioned the entirety of our discovery+ subscriber base across Europe onto the same technology platform as the U.S., which will deliver a more personalized content and viewing experience, and we expect will drive better consumer engagement and lower churn, as well as enabling an ad-lite advertising offering in key markets, beginning in March in the UK.
•Broadcast the Olympic Winter Games from Beijing and produced strong results across Discovery’s European television network and streaming products. discovery+ drove an increased number of new paid streaming subscribers, the total of which exceeded PyeongChang 2018 by almost 50%. Additionally, well over half of all new Olympics subscribers engaged with discovery+’s entertainment content, reinforcing the increased depth and value of our offering.

Segment Results
U.S. Networks

	Three Months Ended December 31,			Twelve Months Ended December 31,
Dollars in millions	2021	2020	% Change	2021	2020	% Change
Advertising	$1,098	$1,048	5%	$4,188	$4,012	4%
Distribution	832	709	17%	3,297	2,852	16%
Other	95	21	NM	177	85	NM
Total revenues	$2,025	$1,778	14%	$7,662	$6,949	10%
Costs of revenues, excluding depreciation & amortization	507	509	—%	1,841	1,843	—%
Selling, general & administrative(6)	414	323	28%	1,881	1,131	66%
Adjusted OIBDA	$1,104	$946	17%	$3,940	$3,975	(1)%
NM: Not measurable

Fourth-Quarter 2021
•U.S. Networks revenues increased 14% compared to the prior year quarter to $2,025 million.
–Advertising revenue increased 5% primarily due to higher pricing, the continued monetization of content offerings on our next generation platforms, and higher inventory, partially offset by secular declines in the pay-TV ecosystem and lower overall ratings.
–Distribution revenue increased 17% primarily driven by the growth of discovery+ and increases in contractual affiliate rates, partially offset by a decline in linear subscribers.
–Subscribers to our fully distributed linear networks at December 31, 2021 were 4% lower than at December 31, 2020. Total subscribers to our linear networks were 8% lower, or 5% lower excluding the impact from the sale of our Great American Country linear network.
–Other revenue increased $74 million primarily driven by a nonrecurring item.

•Total operating expenses increased 11% compared to the prior year quarter to $921 million.
–Costs of revenues were flat as more efficient spend on our linear networks was offset by third-party app store fees and content investment in discovery+.
–SG&A expenses increased 28% primarily due to higher marketing-related expenses to drive the growth of discovery+.

•Adjusted OIBDA increased 17% compared to the prior year quarter to $1,104 million.

International Networks

	Three Months Ended December 31,				Twelve Months Ended December 31,
Dollars in millions	2021	2020	% Change	Ex-FX	2021	2020	% Change	Ex-FX
Advertising	$607	$554	10%	12%	$2,027	$1,571	29%	25%
Distribution	520	510	2%	5%	2,112	2,014	5%	4%
Other	37	41	(10)%	(7)%	400	128	NM	NM
Total revenues	$1,164	$1,105	5%	8%	$4,539	$3,713	22%	20%
Costs of revenues, excluding depreciation & amortization	574	615	(7)%	(6)%	2,784	2,004	39%	35%
Selling, general & administrative(6)	383	294	30%	32%	1,261	986	28%	24%
Adjusted OIBDA	$207	$196	6%	15%	$494	$723	(32)%	(27)%
NM: Not measurable

Fourth-Quarter 2021
•International Networks revenues increased 5%, or 8% ex-FX, compared to the prior year quarter to $1,164 million.
–Advertising revenue increased 10%, or 12% ex-FX, primarily driven by improved overall performance in all regions as advertising markets continued to recover from the impact of COVID-19.
–Distribution revenue increased 2%, or 5% ex-FX, primarily due to the growth of discovery+, partially offset by lower contractual affiliate rates in some European markets.

•Total operating expenses increased 5%, or 7% ex-FX, compared to the prior year quarter to $957 million.
–Costs of revenues decreased 7%, or 6% ex-FX, primarily due to lower sports rights costs in Europe.
–SG&A increased 30%, or 32% ex-FX, primarily due to higher marketing-related expenses and personnel costs to drive the growth of discovery+.

•Adjusted OIBDA increased 6% or increased 15% ex-FX, compared to the prior year quarter to $207 million.

Free Cash Flow
Fourth quarter 2021 cash provided by operating activities increased to $884 million from $553 million in the prior year quarter. Free cash flow increased 78% to $784 million, primarily driven by higher Adjusted OIBDA and improvements in working capital.

Full year 2021 cash provided by operating activities increased to $2,798 million from $2,739 million in the prior year. Free cash flow increased 4% to $2,425 million, driven by improvements in working capital, partially offset by higher content spend related to DTC and the Olympics.

Other
BT Group Joint Venture
In February 2022, the Company confirmed that it was in exclusive discussions with BT Group to create a 50:50 joint venture by combining its Eurosport business in the UK and Ireland with BT Sport, subject to a definite agreement and regulatory approval. The companies are aiming for the joint venture to be operational in 2022.

Interest Rate Derivative Contracts
As previously disclosed, in anticipation of the proposed transaction with WarnerMedia, the Company executed various interest rate derivative contracts with a total notional value of $15 billion during the third quarter of 2021. These contracts did not receive hedging designation for accounting purposes and the change in the fair value of these contracts is recognized in "Other (expense) income, net" in the consolidated statements of operations. The financial impact was a loss of $108 million during the fourth quarter of 2021 and a loss of $2 million for the full year.

Change in Amortization Method for Acquired Customer Relationships Intangible Assets
Due to changing trends in the media industry, the Company reassessed the useful lives and amortization methods for all acquired customer relationships and elected to change the amortization method from the straight-line method to the sum of the years digits method, effective October 1, 2021. The change resulted in an additional $196 million of amortization expense for the fourth quarter, recognized in “Depreciation and amortization” in the consolidated statements of operations.

Group Nine Media
In December 2021, Group Nine Media and Vox Media announced a merger agreement. The fair value of the transaction resulted in a non-cash impairment of $85 million, recognized in "Other (expense) income, net" in the consolidated statements of operations.

2022 Outlook(7)
Discovery may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below.

Earnings Conference Call Information
Discovery will host a conference call today, February 24, 2022 at 8:00 a.m. ET, to discuss its fourth quarter and full year 2021 results. To listen to the audio webcast of the earnings call, please visit the Investor Relations section of the Corporate website at https://corporate.discovery.com/.

Cautionary Language Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in its 2020 Annual Report on Form 10-K filed with the SEC on February 22, 2021 and its Annual Report on Form 10-K for the year ended December 31, 2021, expected to be filed on or before March 1, 2022.

Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in the Company's programming, strategic growth initiatives, changes in the pay-TV ecosystem, the timing and effects of its pending transaction with AT&T Inc. and WarnerMedia and related transactions, and the impact of COVID-19. Actual results may differ materially from the results predicted due to risks and uncertainties, including the Company’s ability to complete, integrate, maintain and obtain the anticipated benefits and synergies from its proposed transaction to combine the Company's business with AT&T's WarnerMedia. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the registration statement on Form S-4 filed by Discovery with the Securities and Exchange Commission (“SEC”), which includes a preliminary proxy statement/prospectus, the proxy statement/prospectus filed by Discovery with the SEC and first mailed to Discovery stockholders on February 10, 2022, and the registration statement on Form 10 filed by Spinco with the SEC, which includes a preliminary information statement, in connection with the proposed transaction. Discussions of additional risks and uncertainties are contained in AT&T’s and Discovery’s filings with the Securities and Exchange Commission. Neither AT&T nor Discovery is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed transaction between AT&T, Spinco, and Discovery. In connection with the proposed transaction, Discovery filed a registration statement on Form S-4 with the SEC containing a preliminary prospectus of Discovery that also constitutes a preliminary proxy statement of Discovery. The Form S-4 was declared effective February 10, 2022 and the proxy statement/prospectus was first mailed to

Discovery stockholders on February 10, 2022. In addition, Spinco filed a registration statement on Form 10 with the SEC containing a preliminary information statement. The Form 10 has not yet become effective. After the Form 10 is effective, the information statement will be made available to AT&T stockholders. The information in the preliminary information statement is not complete and may be changed. This communication is not a substitute for the registration statements, proxy statement/prospectus, information statement or any other document which AT&T, Spinco or Discovery may file with the SEC. STOCKHOLDERS OF AT&T AND DISCOVERY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENTS, THE PROXY STATEMENT/PROSPECTUS AND THE INFORMATION STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are able to obtain copies of the proxy statement/prospectus as well as other filings containing information about AT&T, Spinco and Discovery, without charge, at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by AT&T or Spinco will be made available free of charge on AT&T’s investor relations website at https://investors.att.com. Copies of documents filed with the SEC by Discovery will be made available free of charge on Discovery’s investor relations website at https://ir.corporate.discovery.com/investor-relations.

Participants in Solicitation
This communication is not a solicitation of a proxy from any investor or security holder. However, AT&T and certain of its directors and executive officers, and Discovery and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Discovery capital stock and/or the offering of Discovery securities in respect of the proposed transaction. Information about the directors and executive officers of AT&T is set forth in the proxy statement for AT&T’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 11, 2021. Information about the directors and executive officers of Discovery is set forth in the proxy statement for Discovery’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2021. Additional information regarding the interests of these participants can also be found in the Form S-4 filed by Discovery with the SEC, which includes a preliminary proxy statement/prospectus, the proxy statement/prospectus filed by Discovery with the SEC and first mailed to Discovery stockholders on February 10, 2022, and the registration statement on Form 10 filed by Spinco with the SEC, which includes a preliminary information statement. These documents can be obtained free of charge from the sources indicated above.

Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules for reconciliations to the most comparable GAAP measures.

About Discovery
Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in over 220 countries and territories and nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as discovery+, Food Network Kitchen and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, Science Channel, and the multi-platform JV with Chip and Joanna Gaines, Magnolia Network, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

Contacts

Media	Investor Relations
Nathaniel Brown (212) 548-5959	Andrew Slabin (212) 548-5544
nathaniel_brown@discovery.com	andrew_slabin@discovery.com

Peter Lee (212) 548-5907
peter_lee@discovery.com

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues:
Advertising	$1,705	$1,602	$6,215	$5,583
Distribution	1,352	1,219	5,409	4,866
Other	130	65	567	222
Total revenues	3,187	2,886	12,191	10,671
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	1,067	1,129	4,620	3,860
Selling, general and administrative	1,069	809	4,016	2,722
Depreciation and amortization	539	358	1,582	1,359
Impairment of goodwill and other intangible assets	—	86	—	124
Restructuring and other charges	3	16	32	91
Gain on disposition	1	—	(71)	—
Total costs and expenses	2,679	2,398	10,179	8,156
Operating income	508	488	2,012	2,515
Interest expense, net	(154)	(163)	(633)	(648)
Loss on extinguishment of debt	—	—	(10)	(76)
Income (loss) from equity investees, net	2	(43)	(18)	(105)
Other (expense) income, net	(173)	134	82	42
Income before income taxes	183	416	1,433	1,728
Income tax expense	(92)	(98)	(236)	(373)
Net income	91	318	1,197	1,355
Net income attributable to noncontrolling interests	(22)	(42)	(138)	(124)
Net income attributable to redeemable noncontrolling interests	(31)	(5)	(53)	(12)
Net income available to Discovery, Inc.	$38	$271	$1,006	$1,219
Net income per share available to Discovery, Inc. Series A, B and C common stockholders:
Basic	$0.08	$0.42	$1.55	$1.82
Diluted	$0.08	$0.42	$1.54	$1.81
Weighted average shares outstanding:
Basic	507	489	503	505
Diluted	663	657	664	672

DISCOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except par value)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$3,905	$2,091
Receivables, net	2,446	2,537
Content rights and prepaid license fees, net	245	532
Prepaid expenses and other current assets	668	970
Total current assets	7,264	6,130
Noncurrent content rights, net	3,832	3,439
Property and equipment, net	1,336	1,206
Goodwill	12,912	13,070
Intangible assets, net	6,317	7,640
Equity method investments	543	507
Other noncurrent assets	2,223	2,095
Total assets	$34,427	$34,087
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$412	$397
Accrued liabilities	2,230	1,793
Deferred revenues	478	557
Current portion of debt	339	335
Total current liabilities	3,459	3,082
Noncurrent portion of debt	14,420	15,069
Deferred income taxes	1,225	1,534
Other noncurrent liabilities	1,927	2,019
Total liabilities	21,031	21,704
Commitments and contingencies
Redeemable noncontrolling interests	363	383
Equity:
Discovery, Inc. stockholders’ equity:
Series A-1 convertible preferred stock: $0.01 par value; 8 shares authorized, issued and outstanding	—	—
Series C-1 convertible preferred stock: $0.01 par value; 6 shares authorized; 4 shares issued and outstanding and 5 shares issued and outstanding	—	—
Series A common stock: $0.01 par value; 1,700 shares authorized; 170 and 163 shares issued; and 169 and 162 shares outstanding	2	2
Series B convertible common stock: $0.01 par value; 100 shares authorized; 7 shares issued and outstanding	—	—
Series C common stock: $0.01 par value; 2,000 shares authorized; 559 and 547 shares issued; and 330 and 318 shares outstanding	5	5
Additional paid-in capital	11,086	10,809
Treasury stock, at cost: 230 shares	(8,244)	(8,244)
Retained earnings	9,580	8,543
Accumulated other comprehensive loss	(830)	(651)
Total Discovery, Inc. stockholders' equity	11,599	10,464
Noncontrolling interests	1,434	1,536
Total equity	13,033	12,000
Total liabilities and equity	$34,427	$34,087

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Twelve Months Ended December 31,
	2021	2020
Operating Activities
Net income	$1,197	$1,355
Adjustments to reconcile net income to cash provided by operating activities:
Content rights amortization and impairment	3,501	2,956
Depreciation and amortization	1,582	1,359
Deferred income taxes	(511)	(186)
Equity in losses of equity method investee companies and cash distributions	63	167
Loss on extinguishment of debt	10	76
Share-based compensation expense	178	110
Impairment of goodwill and other intangible assets	—	124
Gain on sale of investments	(19)	(103)
(Gain) loss on disposition	(71)	2
Other, net	105	(22)
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables, net	47	105
Content rights and payables, net	(3,381)	(3,053)
Accounts payable, accrued liabilities, deferred revenues and other noncurrent liabilities	185	(131)
Foreign currency, prepaid expenses and other assets, net	(88)	(20)
Cash provided by operating activities	2,798	2,739
Investing Activities
Purchases of property and equipment	(373)	(402)
Purchases of investments	(103)	(250)
Investments in and advances to equity investments	(184)	(181)
Proceeds from sales and maturities of investments and dissolution of joint venture	599	69
Business acquisitions, net of cash acquired	(2)	(39)
(Payments for) proceeds from derivative instruments, net	(86)	85
Other investing activities, net	93	15
Cash used in investing activities	(56)	(703)
Financing Activities
Principal repayments of debt, including premiums to par value and discount payment	(574)	(2,193)
Borrowings from debt, net of discount and issuance costs	—	1,979
Repurchases of stock	—	(969)
Principal repayments of revolving credit facility	—	(500)
Borrowings under revolving credit facility	—	500
Distributions to noncontrolling interests and redeemable noncontrolling interests	(251)	(254)
Other financing activities, net	(28)	(112)
Cash used in financing activities	(853)	(1,549)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(106)	83
Net change in cash, cash equivalents, and restricted cash	1,783	570
Cash, cash equivalents, and restricted cash, beginning of period	2,122	1,552
Cash, cash equivalents, and restricted cash, end of period	$3,905	$2,122

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended December 31, 2021
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$38
Net income attributable to redeemable noncontrolling interests				31
Net income attributable to noncontrolling interests				22
Income tax expense				92
Other expense, net				173
Income from equity investees, net				(2)
Interest expense, net				154
Operating income (loss)	$685	$109	$(286)	$508
Depreciation and amortization	394	113	32	539
Employee share-based compensation	2	—	41	43
Restructuring and other charges	(1)	2	2	3
Transaction and integration costs	1	—	42	43
Loss on disposition	—	1	—	1
Inter-segment eliminations	23	(18)	(5)	—
Adjusted OIBDA	$1,104	$207	$(174)	$1,137

	Three Months Ended December 31, 2020
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$271
Net income attributable to redeemable noncontrolling interests				5
Net income attributable to noncontrolling interests				42
Income tax expense				98
Other income, net				(134)
Loss from equity investees, net				43
Interest expense, net				163
Operating income (loss)	$722	$(22)	$(212)	$488
Depreciation and amortization	223	115	20	358
Impairment of goodwill and other intangible assets	—	86	—	86
Employee share-based compensation	—	—	46	46
Restructuring and other charges	—	12	4	16
Transaction and integration costs	—	4	2	6
Loss on disposition	—	—	2	2
Inter-segment eliminations	1	1	(2)	—
Adjusted OIBDA	$946	$196	$(140)	$1,002

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Twelve Months Ended December 31, 2021
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$1,006
Net income attributable to redeemable noncontrolling interests				53
Net income attributable to noncontrolling interests				138
Income tax expense				236
Other income, net				(82)
Loss from equity investees, net				18
Loss on extinguishment of debt				10
Interest expense, net				633
Operating income (loss)	$2,926	$79	$(993)	$2,012
Depreciation and amortization	1,065	394	123	1,582
Employee share-based compensation	1	—	166	167
Restructuring and other charges	4	26	2	32
Transaction and integration costs	1	4	90	95
Inter-segment eliminations	20	(15)	(5)	—
(Gain) loss on disposition	(77)	6	—	(71)
Adjusted OIBDA	$3,940	$494	$(617)	$3,817

	Twelve Months Ended December 31, 2020
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$1,219
Net income attributable to redeemable noncontrolling interests				12
Net income attributable to noncontrolling interests				124
Income tax expense				373
Other income, net				(42)
Loss from equity investees, net				105
Loss on extinguishment of debt				76
Interest expense, net				648
Operating income (loss)	$3,031	$191	$(707)	$2,515
Depreciation and amortization	899	374	86	1,359
Impairment of goodwill and other intangible assets	—	124	—	124
Employee share-based compensation	—	—	99	99
Restructuring and other charges	41	29	21	91
Transaction and integration costs	—	4	2	6
Inter-segment eliminations	4	1	(5)	—
Loss on disposition	—	—	2	2
Adjusted OIBDA	$3,975	$723	$(502)	$4,196

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Cash provided by operating activities	$884	$553	$331	60%	$2,798	$2,739	$59	2%
Purchases of property and equipment	(100)	(112)	12	11%	(373)	(402)	29	7%
Free cash flow	$784	$441	$343	78%	$2,425	$2,337	$88	4%

Definitions and Sources
(1) Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects: The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2021 Baseline Rate”), and the prior year amounts translated at the same 2021 Baseline Rate.

In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

(2) Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects: The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations related to production studios, (vii) third-party transaction and integration costs, and (viii) other items impacting comparability.

The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses.

The Company excludes share-based compensation, restructuring and other charges, certain impairment charges, gains and losses on business and asset dispositions and acquisition and integration costs from the calculation of Adjusted OIBDA due to their impact on comparability between periods. The Company also excludes the depreciation of fixed assets and amortization of intangible assets, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted OIBDA should be considered in addition to, but not a substitute for, operating income, net income, and other measures of financial performance reported in accordance with U.S. GAAP. Refer to the comments in footnote 1 for the methodology used to calculate growth rates excluding foreign currency effects.

(3) Free cash flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders.

(4) Gross debt: the Company defines gross debt as total debt plus finance leases. Net leverage is calculated by dividing net debt (gross debt less cash and cash equivalents) by the sum of the most recent four quarters Adjusted OIBDA.

(5) Direct-to-Consumer ("DTC") Definitions:
Next Generation Revenues: Subscription and advertising revenues generated from the Company's DTC products, as well as revenues from TV Everywhere, our GO applications and other digital properties.

DTC Subscription: We define a DTC subscription as 1) a subscription to a DTC product for which we have recognized subscription revenue from a DTC platform; 2) a subscription received through wholesale arrangements for which we receive a fee for the distribution of our DTC platforms, as well as subscriptions provided directly or through third-party platforms; and 3) a subscription recognized by certain joint venture partners and affiliated parties. We may refer to the aggregate number of subscriptions across our DTC services as subscribers. A subscription is only counted if it is on a paying status, and excludes users on free trials. At the end of each quarter, subscribers include the actual number of users that rolled to pay up to seven days immediately following quarter end.

(6) SG&A Expenses: Selling, general and administrative expenses exclude employee share-based compensation and third-party transaction and integration costs.

(7) 2022 Outlook: Discovery does not expect to be able to provide a reconciliation of the non-GAAP forward-looking commentary to comparable GAAP measures as, at this time, the Company cannot determine the occurrence or impact of the adjustments, such as the effect of future changes in foreign currency exchange rates or future acquisitions or divestitures that would be excluded from such GAAP measures.

Source: Discovery, Inc.